Exhibit (h)(9)

STRUCTURING FEE AGREEMENT

March [•], 2011

Ameriprise Financial Services, Inc.

707 2nd Avenue South

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated March [•], 2011 (the “Underwriting Agreement”), by and among BlackRock Resources & Commodities Strategy Trust (the “Trust”), BlackRock Advisors, LLC (the “Adviser”), BlackRock Capital Management, Inc. (the “Sub-Adviser”) and each of the Underwriters named therein, severally, with respect to the issue and sale of the Trust’s common shares of beneficial interest (the “Common Shares”) (the “Offering”), as described therein.  Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

1.             Fee.

(a)            In consideration of your services assisting the Adviser with respect to the structure and design of the Trust and the organization of the Trust as well as services related to the sale and distribution of the Trust’s Common Shares, the Adviser shall pay a fee to you in the aggregate amount of $[•] (the “Fee”).  Subject to paragraph (b) of this Section 1, the sum total of this Fee, plus the structuring and/or incentive fees paid to certain other underwriters in connection with this offering, plus the amount of the expense reimbursement of $[•] per common share payable by the Trust to the underwriters pursuant to the Underwriting Agreement, plus underwriters’ counsel fees paid by the Trust shall not exceed 9.0% of the total price of the Trust’s Common Shares issued by the Trust pursuant to the prospectus dated March [•], 2011. The Fee shall be paid on or before April [•], 2011.  The Fee shall be paid by wire transfer to the order of Ameriprise Financial Services, Inc.

(b)           Except with respect to any structuring fee paid to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and notwithstanding paragraph (a), in the event that the Adviser (or the Trust or any person or entity affiliated with the Adviser or the Trust or acting on behalf of or at the direction of any of the foregoing) compensates or agrees to compensate any other broker or dealer participating in the Offering (each, an “Other Broker”) for any services or otherwise in connection with the Offering or with respect to the Trust or its Common Shares (excluding for this purpose any compensation paid directly to the entire underwriting syndicate, as a group, pursuant to the Underwriting Agreement), and whether such compensation be denominated a fee, an expense reimbursement, a set-off, a credit or otherwise (such compensation with respect to any Other Broker, such Other Broker’s “Other Compensation”), then the amount of the Fee shall be increased as and to the extent necessary so that the Fee payable to you hereunder, expressed as a percentage of the aggregate price to the public of the Common Shares sold by you in the Offering (including any Common Shares over-allotted by you in the Offering regardless of whether the over-allotment option in the Offering is exercised), is no less than the Other Compensation, expressed as a percentage of the aggregate price to the public of the Common Shares sold by such Other Broker in the Offering.

2.             Term.  This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof or upon the termination of the Underwriting Agreement without the

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Trust’s common shares having been delivered and paid for.  If this Agreement is terminated, BlackRock shall reimburse Ameriprise only for its accountable out-of-pocket expenses in accordance with FINRA Rule 5110(f)(2)(D).

3.             Indemnification.  The Adviser agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4.             Not an Investment Adviser; No Fiduciary Duty.

The Adviser acknowledges that you are not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Trust’s portfolio.  No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of you, and you are not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services.  The Adviser hereby acknowledges that your engagement under this Agreement is as an independent contractor and not in any other capacity, including as a fiduciary.  Furthermore, the Adviser agrees that it is solely responsible for making its own judgments in connection with the matters covered by this Agreement (irrespective of whether you have advised or are currently advising the Adviser on related or other matters).

5.             Not Exclusive.  Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment advisers).

6.             Assignment.  This Agreement may not be assigned by any party without prior written consent of the other party.

7.             Amendment; Waiver.  No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

8.             Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

9.             Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.  Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

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This Agreement shall be effective as of the date first written above.

BLACKROCK ADVISORS, LLC

By:
Name:
Title:

Agreed and Accepted:

AMERIPRISE FINANCIAL SERVICES, INC.

By:
Name:
Title:

[Structuring Fee Agreement]

Indemnification Agreement

March [•], 2011

Ameriprise Financial Services, Inc.

707 2nd Avenue South

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

In connection with the engagement of Ameriprise Financial Services, Inc. (“AFSI”) to assist the undersigned, BlackRock Advisors, LLC (together with its affiliates and subsidiaries, the “Company”) with respect to the matters set forth in the Structuring Fee Agreement dated March [•], 2011 between the Company and the AFSI (the “Agreement”), in the event that AFSI, any of its affiliates, each other person, if any, controlling AFSI or any of its affiliates, their respective officers, current and former directors, employees and agents, or the successors or assigns of any of the foregoing persons (AFSI and each such other person or entity being referred to as an “Indemnified Party”) becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) with respect to the services performed pursuant to and in accordance with the Agreement, the Company agrees to indemnify, defend and hold each Indemnified Party harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses, including the fees and expenses of counsel to the Indemnified Parties, with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence or willful misconduct of such Indemnified Party.  In addition, in the event that an Indemnified Party becomes involved in any capacity in any Proceeding with respect to the services performed pursuant to and in accordance with the Agreement, the Company will reimburse such Indemnified Party for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by such Indemnified Party in connection therewith.  Promptly as reasonably practicable after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party will, if a claim in respect thereof is to be made under this paragraph, notify the Company in writing of the commencement thereof; but the failure so to notify the Company (i) will not relieve the Company from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Company from any liability which it may have otherwise than on account of this Indemnification Agreement.  Counsel to the Indemnified Parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Parties, which shall not be unreasonably withheld) also be counsel to the Indemnified Party.  No indemnifying party shall, without the prior written consent of the Indemnified Parties, which shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates, on the one hand, and the Indemnified Parties, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations.  The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its stockholders or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which AFSI has been retained to perform services bears to the fees paid to AFSI under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that the Indemnified Parties are not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by AFSI pursuant to the Agreement.  Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by AFSI, on the other hand.  Notwithstanding the provisions of this paragraph, an Indemnified Party shall not be entitled to contribution from the Company if it is determined that such Indemnified Party was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Company was not guilty of such fraudulent misrepresentation.  The foregoing indemnity and contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.

The Company agrees that no Indemnified Party shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted primarily from the gross negligence or willful misconduct of AFSI in performing the services that are the subject of the Agreement.

Nothing in this Indemnification Agreement shall be read or construed to limit any liability or obligation of any party arising under or in connection with the Underwriting Agreement.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE SERVICES PERFORMED PURSUANT TO AND IN ACCORDANCE WITH THE AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND THE INDEMNIFIED PARTIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO.  THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST AFSI OR ANY INDEMNIFIED PARTY.  EACH INDEMNIFIED PARTY AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.  THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of AFSI’s engagement under the Agreement.  This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,

BLACKROCK ADVISORS, LLC

By:
Name:
Title:

Agreed and Accepted:

AMERIPRISE FINANCIAL SERVICES, INC.

By:
Name:
Title:

[Indemnification Agreement]